UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 27, 2019

Athersys, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33876	20-4864095
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3201 Carnegie Avenue, Cleveland, Ohio	44115-2634
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (216) 431-9900
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ATHX	The NASDAQ Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.       Other Events.

As previously disclosed, on June 6, 2018, Athersys, Inc. (“we” or the “Company”), its wholly-owned subsidiary, ABT Holding Company (together with the Company, “Athersys”), and HEALIOS K.K. (“Healios”) entered into a Collaboration Expansion Agreement (the “Collaboration Expansion Agreement”). Under the Collaboration Expansion Agreement, among other things, Athersys granted to Healios an exclusive right of first negotiation (the “ROFN Period”) with respect to an option for an exclusive license in China to use MultiStem products for the treatment of one or more disease indications, which was extended ultimately to June 30, 2019 in exchange for a $2.0 million payment from Healios. Healios had the ability to extend the ROFN Period for another six months through December 31, 2019 with an additional payment of $3.0 million, but has elected not to extend.
Over the past several months, Healios performed further analyses on the China specific development environment, considered product marketability and risks as they pertain to that market, and discussed this and business terms with Athersys. Recently Healios proposed modifications to the original terms of the potential license agreement for additional indications in China that were specified in the Collaboration Expansion Agreement. However, Healios and Athersys have been unable to reach an agreement regarding these proposed modifications and, accordingly, the ROFN Period has expired. Athersys no longer has any obligations to Healios with respect to development in China and is no longer restricted from engaging in discussions with other entities, and is free to evaluate partnering opportunities with other groups.
Also, in March 2018, the Company issued a warrant (the “Warrant”) to Healios to purchase up to 20,000,000 shares of its common stock (the “Warrant Shares”). In connection with the entry into the Collaboration Expansion Agreement, the Company and Healios amended the terms of the Warrant such that (i) the Warrant will not be exercisable with respect to 16,000,000 Warrant Shares unless during the ROFN Period, Athersys and Healios have entered into an option agreement or a license for MultiStem products in China and (ii) the Warrant will only be exercisable with respect to 4,000,000 Warrant Shares at an exercise price equal to the reference price, as defined in the Warrant, but no less than $1.76 per share. Based upon the expiration of the ROFN period, the 16,000,000 Warrant Shares are no longer exercisable.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATHERSYS, INC.

/s/ Laura K. Campbell
Laura K. Campbell
Senior Vice President of Finance
(principal financial and accounting officer authorized to sign on behalf of the registrant)
Date: June 27, 2019